EXHIBIT 99.2

AMENDED AND RESTATED

SPECIAL EXECUTIVE RETIREMENT PLAN

This Amended and Restated Special Executive Retirement Plan (“Plan”), effective as of December 31, 2002, amends and restates in its entirety that certain Special Executive Retirement Plan, formerly known as the Excess Benefit Plan for Leonard D. Schaeffer, as amended.

1.  Purpose

The Plan is established and maintained by WellPoint Health Networks Inc. (the “Company”) as part of a program to provide supplemental retirement benefits for Leonard D. Schaeffer (“Executive”) as partial consideration for his services to the Company and its predecessors, including Blue Cross of California (“Blue Cross”), and their Affiliates.  Benefits under the Plan are designed to supplement benefits payable to Executive under the Company’s Pension Accumulation Plan and the Noncontributory Retirement Program for Certain Employees of Blue Cross of California, including each predecessor, successor or replacement to each plan (collectively, “Qualified Plan”) and under the Company’s Supplemental Pension Plan, including each successor or replacement to that plan (“Supplemental Plan”), as those plans may be amended from time to time.  All terms used herein shall have the meanings assigned to them under the provisions of the Pension Accumulation Plan unless otherwise qualified by the context or specifically defined in a different manner.  Executive, a highly compensated, management employee of the Company, shall be the sole participant in the Plan.

2.  Normal Retirement Benefit

(a)  Eligibility.  If Executive’s employment with the Company and all other Affiliated Companies (as defined in the Qualified Plan) terminates on or after the date that Executive has attained age 65 (“Normal Retirement Beginning Date”) (other than due to Executive’s death), Executive will be entitled to a monthly retirement benefit (“Normal Retirement Benefit”) under the Plan for Executive’s lifetime.  The Normal Retirement Benefit will become payable in monthly installments commencing on the Normal Retirement Beginning Date, which will not be later than thirty (30) days after Executive’s employment with the Company and all other Affiliated Companies terminates.  Such monthly installments shall continue to be paid on the first day of each month thereafter until the date of payment of the last installment.

(b)  Calculation.  Each monthly installment payment of the Normal Retirement Benefit will equal the monthly Base Amount calculated in (i) below, reduced by the Offset Amount calculated in (ii) below; provided, however, that in no event will the aggregate Normal Retirement Benefit payable under the Plan, the Supplemental Plan and the Qualified Plan be less than Executive’s accrued benefit under the Plan, the Supplemental Plan and the Qualified Plan on December 31, 1992.

(i)  “Base Amount.”  Subject to Section 2(c) below, the Base Amount will be eighty percent (80%) of Executive’s Targeted Annual Compensation.  “Targeted Annual Compensation” means the sum of the following:

(A)  Base Salary.  An amount equal to Executive’s average monthly base salary from the Company and all other Affiliated Companies (including base salary paid or reimbursed by Blue Cross or its then subsidiary WellPoint Health Networks Inc. (“Old WellPoint”) before their merger to form the Company’s predecessor-in-interest) for the 12 consecutive month period of Executive’s employment with the Company (or Blue Cross or Old WellPoint) and any other Affiliated Company (whether occurring before or after June 1, 1997) for which such average is the highest.  For purposes of computing this average, Executive’s base salary for any calendar month beginning after December 31, 1997 shall be deemed to be the higher of the following: (i) Executive’s actual monthly base salary for such period or (ii) Executive’s monthly base salary as of the December 31 prior to such period, increased by five percent (5%).

(B)  Annual Bonus.  An amount equal to one-twelfth (1/12th) of the largest annual target incentive bonus established at any time for Executive by the Board of Directors of the Company  (the “Board”) or the compensation committee of the Board (including the board of directors and the compensation committees of Blue Cross and Old WellPoint) and, if applicable, any other Affiliated Company.  For purposes of this Section 2(b)(i)(B), if Executive is employed by the Company on February 10, 2005 or Executive’s employment is earlier terminated other than either for Cause or by reason of a Voluntary Termination (as such terms are defined in the Amended and Restated Employment Agreement, effective as of the date hereof, between the Company and Executive), then the annual target incentive bonus shall, in no event, be less than 135% of Executive’s base salary for calendar year 2002 and thereafter shall be increased by 5% annually to a maximum of 150% of Executive’s base salary.

(ii)  “Offset Amount.”  The Offset Amount will be the sum of the following amounts:

(A)   Qualified Plan.  The monthly benefit that would be payable over Executive’s lifetime as a single life annuity with payments guaranteed for a period of ten years under the terms of the Qualified Plan if all benefit payments under the Qualified Plan were to begin on the Normal Retirement Beginning Date.

(B)  Supplemental Plan.  The monthly benefit that would be payable over Executive’s lifetime as a single life annuity with payments guaranteed for a period of ten years under the terms of the Supplemental Plan if all benefit payments under the Supplemental Plan were to begin on the Normal Retirement Beginning Date.

(c)  Non-Competition.  If Executive at any time, without the prior written approval of the compensation committee of the board of directors of the Company or its successor, engages, directly or indirectly (including, but not limited to, as a director, principal, partner, venturer, employee, consultant or agent), or has any direct or indirect interest, in any business similar to or competitive with that being carried on by the Company or its successor or a parent or affiliate or subsidiary of either (“WellPoint Companies”) at the time of Executive’s termination of employment in any area of the world where any of the WellPoint Companies carries on such business, any benefit payment made under the Plan after Executive first so engages, or acquires an interest, in such business shall be computed as if the percentage set forth in the first sentence of Section 2(b)(i) were sixty-six and two thirds percent (66 2/3%) rather than eighty percent (80%).  Included within the meaning of an indirect interest for purposes of this Section 2(c) is, by way of example only, an interest in a trust, corporation, venture or partnership, which, in turn, owns an interest in any such business, or an interest in any such business through a nominee, agent, option or other device.  However, nothing in this Section 2(c) will prevent Executive from (i) serving on boards of companies for which he serves as a director and which have been approved by the Company as of the date of the termination of his employment or (ii) owning an interest in a mutual fund, or an interest of five percent (5%) or less of a private equity fund or other similar pooled accounts or an interest of one percent (1%) or less of the outstanding equity interest of a corporation whose stock is listed on a national stock market.  If any of the provisions of this Section 2(c) would contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate all of the provisions of this Section 2(c), but rather this Section 2(c) shall be construed insofar as such law is concerned as not containing the particular provision or provisions held to be invalid under such law and the rights and obligations shall be construed and enforced accordingly.

3.  Early Retirement Benefit

(a)  Eligibility.  If Executive’s employment with the Company and all other Affiliated Companies (as defined in the Qualified Plan) terminates (other than due to Executive’s death) before Executive has attained age 65, Executive will be entitled to a monthly retirement benefit (“Early Retirement Benefit”) under the Plan for Executive’s lifetime.  The Early Retirement Benefit will become payable in monthly installments commencing on Executive’s “Early Retirement Beginning Date,” which will not be later than thirty (30) days after Executive’s employment with the Company and all other Affiliated Companies terminates; provided that if Executive terminates employment by reason of disability and is entitled to disability benefits in accordance with his employment agreement with the Company or under an employee benefit plan maintained by the company, Executive may delay his Early Retirement Beginning Date to the first day of any month after termination of employment and before the earlier of the date that he attains age 65 or the date that such disability benefits cease.  Such monthly installments shall continue to be paid on the first day of each month thereafter until the date of payment of the last installment.

(b)  Calculation.  Each monthly installment payment of the Early Retirement Benefit will equal the monthly Base Amount calculated under Section 2(b)(i) above, reduced by one-twelfth of 6.25% for each month (prorated for a fraction of a month) by which the Early Retirement Beginning Date is earlier than the date Executive would attain age 60, and reduced further by the sum of the following:

(i)   Qualified Plan.  The monthly benefit that would be payable over Executive’s lifetime as a single life annuity with payments guaranteed for a period of ten years under the terms of the Qualified Plan if all benefit payments under the Qualified Plan were to begin on the Early Retirement Beginning Date.

(ii)  Supplemental Plan.  The monthly benefit that would be payable over Executive’s lifetime as a single life annuity with payments guaranteed for a period of ten years under the terms of the Supplemental Plan if all benefit payments under the Supplemental Plan were to begin on the Early Retirement Beginning Date.

4.  Lump Sum Distribution

If Executive’s employment with the Company and all other Affiliated Companies terminates on or after February 10,  2005 or if Executive’s employment is earlier terminated for reason other than Cause or Voluntary Termination (other than after a Change in Control), unless Executive elects otherwise by written notice to the Company one (1) year prior to the date of termination, Executive shall be paid the Normal Retirement Benefit or the Early Retirement Benefit, as the case may be, in a lump sum cash payment on the January 15 following the date of termination (the “Payment Date”), determined pursuant to Section 7 and as of the date of termination with accrued interest from such date to the Payment Date.  In the event that Executive dies after the date of termination but before the Payment Date, all benefit payments that would have otherwise been paid under this Section 4 shall be made to his Designated Beneficiary in a lump sum.

5.  Death Benefit for Designated Beneficiary

(a)  Death Before Beginning Date.  If Executive terminates employment by reason of death before commencement of Normal or Early Retirement Benefits, Executive’s Designated Beneficiary will be entitled to a monthly death benefit that will be payable for 120 months.  Each such monthly payment will equal 100% of the monthly Normal Retirement Benefit.  This monthly benefit will become payable commencing within thirty (30) days after the date of Executive’s death.

(b)  Death After Beginning Date.  If Executive dies after his Normal or his Early Retirement Benefits commence, but before Executive has received 120 monthly payments under the Plan, Executive’s Designated Beneficiary will be entitled to a monthly death benefit payable for the balance of this 120 month period.  Each such monthly payment will equal 100% of the monthly amount that Executive was receiving under the Plan.  This death benefit will become payable commencing within thirty (30) days of the date of Executive’s death.

(c)  “Designated Beneficiary.”  The initial Designated Beneficiary shall be the person or trustee so designated by Executive by the latest written instrument delivered to the Company before his death.  Upon the death of any Designated Beneficiary, the Designated Beneficiary shall be the contingent Designated Beneficiary so designated by Executive by the latest written instrument delivered to the Company before his death.  If no Designated Beneficiary is designated by Executive, or is living at the date of death of Executive or of any Designated Beneficiary, the Designated Beneficiary shall be the duly appointed executor or administrator of Executive’s estate.  If the Designated Beneficiary is not Executive’s Spouse (defined below), his Spouse must consent to such designation by Executive, prior to the date of Executive’s death, in writing, to the extent required by the community property laws, if any, of the state in which Executive is domiciled at the date of designation.

6.  Spousal Death Benefit

(a)  Death Before Beginning Date.  If Executive terminates employment by reason of death before his Normal or Early Retirement Benefits commence, Executive’s Spouse will be entitled to a monthly Spousal Death Benefit equal to 50% of the Normal Retirement Benefit.  The first such monthly installment will be paid not later than thirty (30) days after the date that the last payment of a death benefit to a Designated Beneficiary is made pursuant to Section 5(a) and will continue for the remainder of the Spouse’s life.

(b)  Death After Beginning Date.  If Executive dies after his Normal or his Early Retirement Benefits commence, Executive’s Spouse will be entitled to a monthly Spousal Death Benefit for the remainder of her lifetime.  This Spousal Death Benefit will equal 50% of the monthly amount that Executive was receiving under the Plan.   Benefits will become payable commencing within thirty (30) days after Executive’s death, unless Executive dies before receiving one hundred twenty (120) monthly benefit payments, in which cases the Spousal Death Benefit will commence within thirty (30) days after the last monthly payment to a Designated Beneficiary under Section 5(b).

(c)  “Spouse.”  For purposes of the Plan, Spouse means a spouse who survives Executive and to whom Executive is legally married on the date of his death.  For purposes of the Plan, the term Spouse does not include any successor in interest to a Spouse, including but not limited to a Spouse’s estate or a Spouse’s beneficiaries.

7.  Actuarial Equivalents

The actuarial assumptions specified in the Company’s Pension Accumulation Plan as of the date of termination of Executive’s employment with the Company and all other Affiliated Companies, used for purposes of determining the form of a benefit or the adjustment of a benefit to reflect the timing of commencement of the benefit thereunder, shall also be used for such purposes with respect to a benefit under the Plan.  All actuarial adjustments required under the Plan shall be made by the enrolled actuary or firm of enrolled actuaries acting for the Pension Accumulation Plan at the date of adjustment.

8.  Trust Funding and Obligations

(a)  Trust Funding and Investment.  The Company shall, no later than February 15 of each calendar year after 1992 (or, in the case of 1993, as soon as practicable after execution of the Plan) make such contributions to the Trust as shall be necessary, together with prior contributions, to fund the Early Retirement Benefit payable hereunder upon Executive’s retirement at age 60 (assumed, for this purpose, to be payable in the form of a joint and survivor annuity that pays 100% of the original monthly amount of Early Retirement Benefit until the later of (A) the month of Executive’s death or (B) the month in which the 120th monthly payment is made and, thereafter, 50% of the original monthly amount to Executive’s Spouse for her life) under a generally accepted funding method and reasonable actuarial assumptions determined by the Company, in its sole discretion, which will result in full funding of such benefits no later than the date Executive attains age 60.  Contributions shall be invested by the Trustees in their sole discretion.

                (b)  Actuarial Adjustments.  All actuarial assumptions utilized in making the actuarial adjustments called for in this Section 8 shall be reasonable assumptions agreed to by the Company and Executive.

9.  Change in Control

(a)  Effect.  In the event of a Change in Control (as defined below) or if the Executive is terminated “in contemplation of a Change in Control” (as defined below), any benefit to which Executive or his beneficiary becomes entitled hereunder shall be computed in accordance with the following: (i) the Executive shall be deemed to have at least five years of vesting service, (ii) the Executive shall be deemed to have remained employed by the Company through the third anniversary of Executive’s actual termination of employment and (iii) the Executive shall be deemed to be three years older than his actual age, in each case, if and to the extent beneficial to the Executive.

(b)  Defined.  For purposes of this Plan, a “Change in Control” means:

                                                                (i)            The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than the Company or a person that directly or indirectly controls, is controlled by, or is under, control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company’s then-outstanding securities;

                                                                (ii)           A merger, recapitalization, consolidation or similar transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the beneficial owners of the Company’s securities immediately before the transaction do not have, immediately after the transaction, beneficial ownership of securities representing at least 60% of the combined voting power of the then-outstanding securities of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof in substantially the same proportion as their ownership of the Company immediately prior to such transaction;

                                                                (iii)          A merger, recapitalization, consolidation or similar transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the directors of the Company immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

                                                                (iv)          A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

                                                For purposes of this Plan, a termination of the Executive’s employment shall be deemed a termination “in contemplation of a Change in Control,” if the Executive’s employment is terminated by the Company without Cause (as defined in the Executive’s Amended and Restated Employment Agreement with the Company, effective as of the date hereof (the “Agreement”)) or there is a Constructive Termination (as defined in the Agreement) prior to a Change in Control but within 90 days prior to or at any time after a definitive agreement regarding such Change in Control is executed.

10.  Administration

The Retirement Committee that administers the Company’s Pension Accumulation Plan has full discretionary authority, exercised in a reasonable manner, to administer and interpret the Plan, including discretionary authority, exercised in a reasonable manner, to determine eligibility for benefits and the amount of benefits under the terms of the Plan.  The Retirement Committee may delegate its discretionary authority and such duties and responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan.  No member of the Retirement Committee and no delegate of the Retirement Committee acting within his or her delegated authority will be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith.

11.  Amendment and Discontinuance

The Company reserves the right, with the consent of Executive or, if he is deceased, with the consent of Executive’s Spouse, or if there is no Spouse, with the consent of the Designated Beneficiary, to amend or terminate the Plan at any time.

12.  Right to Benefits

(a)  Limits.  Benefits payable under the Plan shall be payable by the Company from its own assets and from assets of the Trust and shall not (i) impose any obligation upon the Trust Fund under the Qualified Plan; (ii) be paid from the Trust Fund under the Qualified Plan; or (iii) have any effect whatsoever on the Qualified Plan or the payment of benefits from the Trust Fund under the Qualified Plan.  No person shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

(b)  General Creditor Status.  The Plan and the Company’s obligations hereunder are intended to be unfunded for purposes of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974, each as amended.  The Plan represents a mere promise to pay benefits in the future, as detailed herein.  Any right of Executive, Executive’s Spouse, or Executive’s Designated Beneficiary to receive a benefit under the Plan or from the Trust is the right of an unsecured general creditor against the Company and neither Executive nor Executive’s Spouse nor Executive’s Designated Beneficiary shall have any preferred rights in or against any specific assets of the Company any other Affiliated Company or the Trust.  All amounts credited to the Trust shall constitute general assets of the Company and may be disposed of by the Company pursuant to the terms of the Trust.   The Trust established by the Company to assist it in providing benefits under the Plan and the assets held thereunder shall conform to the terms of the model trust described in Revenue Procedure 92-64, issued by the Internal Revenue Service.

(c)  Premature Taxation.  Notwithstanding anything to the contrary contained herein; (i) in the event that the Internal Revenue Service prevails in its claim that amounts contributed to and held in the Trust, and/or earnings thereon, constitute taxable income to the Executive or his Spouse or Designated Beneficiary for any taxable year of such person, prior to the taxable year in which such contributions or earnings are distributed to such person; or (ii) in the event that legal counsel satisfactory to Company and the Executive or his Spouse or Designated Beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, there shall be distributed from the Trust to the Executive, his Spouse or Designated Beneficiary (as the case may be), as soon as practicable, as an advance payment of benefits under the Plan, an amount necessary to satisfy, after taxes on such amount, the Executive’s or his Spouse or Designated Beneficiary’s federal, state and local income and employment tax liability on the amount of the Trust held to be taxable.  Benefits otherwise payable thereafter to Executive, and, to the extent necessary, his Spouse and\or Beneficiary under the Plan shall be reduced by the amount of any such distribution.

The Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if Executive or his Spouse or Designated Beneficiary (as the case may be), based upon an opinion of legal counsel satisfactory to

Company and the Executive or his Spouse or Designated Beneficiary (as the case may be), fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

13.  Restrictions on Assignment

No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

14.  Continued Employment

Nothing contained in this document shall be construed as conferring on Executive the right to continue in the employ of the Company or any other Affiliated Company in any capacity.

15.  Binding

The Plan shall be binding on and inure to the benefit of the Company and its respective successors and assigns and Executive, his heirs, executors, administrators and legal representatives.  In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company are transferred to another corporation (other than any direct or indirect subsidiary of the Company in connection with its formation), the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Company under the Plan and shall be substituted for the Company under this document.

16.  Claims

If the Executive or the Executive’s Spouse or Designated Beneficiary believes that he or she is entitled to a greater benefit or a different form of benefit under the Plan, he or she may file a signed, written application with the Retirement Committee.  The Executive or the Executive’s Spouse or Designated Beneficiary will generally be notified of the approval or denial of this application within ninety (90) days of the date that the Retirement Committee receives the application.  If no such notice is received within such time period, the claim shall be deemed denied.  If the claim is denied, the notification will state specific reasons for the denial and the Executive or the Executive’s Spouse or Designated Beneficiary will have sixty (60) days to file a signed, written request for a review of the denial with the Retirement Committee.  Executive or Executive’s Spouse or Designated Beneficiary shall have the right to review all documents relevant to his or her claim in connection with such request for review.  This request should include the reasons for requesting a review, facts supporting the request and any other relevant comments.  The Retirement Committee will generally make a final, written determination with respect to the claim within sixty (60) days of receipt of the request for review.

17.  Arbitration

Any disputes arising out of our in connection with this Plan which are not resolved between the Company and the Executive shall be submitted to arbitration in accordance with the rules of Commercial Arbitration of the American Arbitration Association.

Any such arbitration shall take place in the city of which the Executive resides at the time of the arbitration.  The arbitrator shall be a person experienced in employment and compensation of corporate business executives who is mutually acceptable to the Company and the Executive.  If an arbitrator cannot be agreed upon within 15 days after a dispute is submitted to arbitration, the parties shall each select one representative who is not and has never been associated with the Company and who is not related to the Executive, and these two representatives shall choose a neutral arbitrator with the qualifications described above.  If the representatives cannot reach agreement, one arbitrator with the qualifications described above shall be selected by the nearest regional office of the American Arbitration Association.

All actions and proceedings under this section shall be kept confidential and neither party shall divulge any part thereof to third parties without the prior written consent of the other party.

18.  Law

The Plan shall be construed in accordance with and governed by the laws of the State of California, without regard to conflict of law provisions, to the extent not preempted by Federal law.

Agreed to as of December 31, 2002.

WellPoint Health Networks Inc.
	By:	/s/ JULIE A. HILL
Name: Julie A. Hill
Title: Chair, Compensation Committee
Agreed to as of December 31, 2002.

/s/ LEONARD D. SCHAEFFER
Leonard D. Schaeffer